Exhibit 99.1 Letter of Intent

May 7, 2007

Mr. Rocky Emery
Rock Energy Partners Operating, LP
10375 Richmond Ave
Houston, Texas 77042

Dear Mr. Emery:

This will confirm our understanding concerning the proposed acquisition of Rock Energy Partners Operating, LP (“Rock Energy”) by Pangea Petroleum Corporation. (“PAPO”) (The “Transaction”). This letter does not contain all matters upon which agreement must be reached in order for the Transaction to be consummated, but is intended solely as an outline of certain material provisions. The terms of our understanding are as follows:

1.
PAPO will purchase all of the outstanding stock of Rock Energy from the Rock Energy shareholders in exchange for 1,500,000,000 shares of common stock of PAPO (the “Acquisition Shares”). Rock Energy will be a wholly-owned subsidiary of PAPO.

2.
It is anticipated that a definitive agreement will be executed on or about June 18, 2007 and that the closing of the Transaction (the “Closing”) shall take place on or about August 28, 2007. If no agreement is reached by November 1, 2007, then this agreement will terminate unless otherwise extended by both parties.

3.	The following shall be conditions which must be satisfied on or prior to the Closing:

A.	The Board of Directors of both Rock Energy and PAPO, and the shareholders of both Companies, shall approve the Transaction.

B.
PAPO shall effect a 1:37 reverse split of their stock, subject to shareholder approval. In addition, PAPO shall have 150,000,000 shares of common stock authorized and 10,000,000 shares of preferred stock authorized, subject to shareholder approval. PAPO will have approximately 13,513,514 shares issued and outstanding prior to the Closing. After Closing, and after giving effect to the issuance of the Acquisition Shares, PAPO will have approximately 54,054,054 shares of common stock, and no shares of preferred stock.

C.	Rock Energy will nominate four new Board of Directors of PAPO, subject to shareholder approval to be appointed at the annual meeting. The majority of the Board of Directors will be independent.

D.
Rock Energy shall have completed their audit by an SEC peer approved audit firm and the shall have made the Option Payment and the Down Payment, as those terms are defined in the Northwest Casmalia Project Letter Agreement between Northwest Casmalia Properties LLC, Santa Maria Pacific LLC and Rock Energy Partners the effective date of which is June 1, 2007. Further Rock Energy and shall have made the Initial Deposit and the Second Deposit as those terms are defined in the Orcutt Project Letter Agreement between Gitte Ten LLC, Orcutt Properties LLC, Phoenix Energy LLC, Santa Maria Pacific LLC and Rock Energy Partners the effective date of which is July 1, 2007. Rock Energy shall have completed their SEC audit prior to the Closing.

E.	At Closing, PAPO shall have no long term debt. PAPO shall eliminate approximately $321,032.61 of the existing debt and Rock Energy shall pay for the remaining approximately $351,969.18 at closing.

F.	At Closing, Rock Energy shall pay a maximum of $100,000 which are the approximate costs of the annual meeting and short term debt at closing.

G.
At Closing, Scott Duncan shall remain Chief Financial Officer and Rocky Emery shall be appointed Chief Executive Officer. Chuck Pollock shall resign as Chief Executive Officer and Mark Weller shall resign President and Director. Both Mr. Pollock and Mr. Weller shall be paid shares of common stock in accordance with their employment agreement.

Following your signature, the parties will cause their respective officers, employees, counsel, agents, investment bankers, accountants, and other representatives working on the Transaction to cooperate with each other with respect to the Transaction until the Transaction is consummated or negotiations with respect thereto are terminated.

Following your signature, the parties agree that until the Transaction is consummated or negotiations with respect thereto are terminated, to conduct their respective business and operations in all respects only in the ordinary course unless otherwise consented to in writing by the other party.

Following your signature, until the Transaction is consummated or negotiations with respect thereto are terminated, each party will afford to the officers, employees, counsel, agents, investment bankers, accountants, and other representatives of the other party working on the Transaction and lenders, investors, and prospective lenders and investors of the purchasing entity free and full access to its plants, properties, books, and records, will permit them to make extracts from and copies of such books and records, and will from time to time furnish them with such additional financial and operating data and other information as to its financial condition, results of operations, business, properties, assets, liabilities, or future prospects as they from time to time may request. Each party will cause its independent certified public accountants to make available to the other party and its independent certified public accountant, the work papers relating to any audit of its financial statements in the last five years.

Each party shall insure that all confidential information which such party or any of its respective officers, directors, employees, counsel, agents, investment bankers, or accountants and, in the case of the purchasing entity, its lenders, investors, or prospective lenders or investors may now possess or may hereafter create or obtain relating to the financial condition, results of operations, business, properties, assets, liabilities, or future prospects of the other party, any affiliate of the other party, or any customer of supplier of such other party or any such affiliate shall not be published, disclosed, or made accessible by any of them to any other person or entity at any time or used by any of them, in each case without the prior written consent of the other party; provided, however, that the restrictions of this sentence shall not apply (a) as may otherwise be required by law, (b) as may be necessary or appropriate in connection with the enforcement of this Agreement, (c) to the extent such information shall have otherwise become publicly available, or (d) as to the purchasing entity, to disclose by or on its behalf to lenders, investors, or prospective lenders or investors or to others whose consent may be required or desirable in connection with obtaining the financing or consents which are required or desirable to consummate the Transaction. Each party shall, and shall cause all of such other persons and entities who received confidential data from it to, deliver to the other party all tangible evidence of such confidential information to which the restrictions of the foregoing sentence apply at such time as negotiations with respect to the Transaction are terminated before the parties enter into any formal agreement as contemplated by this letter of intent.

It is understood that this is a letter of intent only and while the parties hereto agree in principle to the contents hereof and agree to proceed in good faith to work out the details of the Transaction, neither of them shall have any legal obligation to the other as a result of this letter (other than those obligations contained in this paragraph or the preceding paragraph of this letter, and the obligations contained in the preceding paragraph and the last sentence of this paragraph shall continue to apply after negotiations with respect to the Transaction are terminated). Accordingly, except as set forth in the preceding sentence, this letter does not constitute a binding agreement nor does it constitute an agreement to enter an agreement and the terms hereof are subject to the execution and delivery of formal agreements. This letter may not be assigned by either of the parties hereto. Neither party shall be responsible for any of the other’s expenses in connection with the negotiations, documents, or transactions contemplated hereby.

If this letter accurately reflects our understanding, please so indicate by signing the original and duplicate of this letter, and returning a fully executed copy to me, so that we can promptly commence work on the formal documents relating to the Transaction.

Very truly yours,

Pangea Petroleum Corporation

/s/Charles B. Pollock
By:    Charles B. Pollock
Its:    Chief Executive Officer

Accepted and agreed to

Rock Energy Partners Operating, LP

/s/Rocky Emery
By:        Rocky Emery
Its:        General Partner
Dated:  May 16, 2007